Exhibit 99.1

1847 Goedeker Inc. Announces Third Quarter 2021 Results

Achieved Combined Sales of $141.9 Million, Representing 38.8% Year-Over-Year Growth on a Proforma Basis

Reaffirms Full-Year Guidance for Proforma Revenue, Gross Margin and Adjusted EBITDA

ST. CHARLES, Mo., November 15, 2021--(BUSINESS WIRE)--1847 Goedeker Inc. (NYSE American: GOED) (“Goedeker” or the “Company”), one of the largest specialty ecommerce players in the U.S. household appliances market, today reported financial results, including proforma and GAAP financial results, for the third quarter and nine-month period ended September 30, 2021. The Company’s 10-Q and additional information can be accessed at https://investor.goedekers.com/. As previously disclosed, the Company completed the acquisition of 1 Stop Electronics Center, Inc., Gold Coast Appliances, Inc., Superior Deals Inc., Joe’s Appliances LLC, and YF Logistics LLC (collectively, “Appliances Connection”) in June 2021.

Combined Proforma Financial Highlights

Third Quarter

●	Net sales were $141.9 million, compared to proforma net sales of $102.2 million for third quarter 2020.
●	Gross profit was $31.4 million (22.1% margin), compared to proforma gross profit of $21.0 million (20.5% margin) for third quarter 2020.
●	Proforma net income was $3.9 million, or $0.03per diluted common share, compared to a loss of $0.7 million, or -$0.01 per diluted common share, for third quarter 2020.
●	Adjusted proforma EBITDA was $11.0 million (7.7% margin).

Year to Date

●	Proforma net sales were $405.0 million for the nine-month period ended September 30th, compared to $260.4 for the same period in 2020.
●	Proforma gross profit was $96.1 million (23.7% margin) for the nine-month period ended September 30th, compared to $52.4 million (20.1% margin) the same period in 2020.
●	Proforma net income was $32.1 million, compared to proforma net loss of $3.2 million for the same period in 2020.
●	Adjusted proforma EBITDA was $43.9 million (10.8% margin).

GAAP Financial Highlights

Third Quarter

●	Net sales were $141.9 million, compared to $13.4 million for the third quarter 2020.
●	Gross profit totaled $31.3 million, compared to $2.2 million for the third quarter 2020.
●	Net income was $3.3 million, or $0.03 per diluted common share, compared to a net loss of $4.2 million, or -$0.74 per diluted common share, for the third quarter of 2020.
●	Cash and cash equivalents of $27.2 million, excluding $8.0 million in restricted cash.

Business and Strategy Highlights

Third Quarter

●	Announced the appointment of Alberti Fouerti as Chief Executive Officer.
●	Began adding new talent to support the Company’s ecommerce strategy, including individuals with experience in analytics, marketing, merchandise and supply chain initiatives.
●	Began working with an independent consultant to align executive compensation with the Company’s future performance.
●	Established plan to roll out the Company’s new brand during the first half of 2022.
●	Established plan to add multiple fulfillment centers in strategic locations during the first half of 2022.
●	Initiated an evaluation of strategies for optimizing the Company’s capital structure following this year’s warrant issuance.
●	Shared an overview of the Company’s ecommerce strategy for achieving growth and greater market share, and outlined the priorities that include:

○	Maintaining a best-in-class technology stack and digital marketing presence;
○	Offering expansive product selection;
○	Having competitive pricing;
○	Consistently providing fast and reliable shipping, and;
○	Delivering stronger expert-level customer service.

Albert Fouerti, Chief Executive Officer and Director, commented:

“Since becoming Chief Executive Officer, I have been focused on putting in place an ecommerce strategy that leverages content, scale and technology to help us achieve sustained growth in the home appliances market. This was the type of strategy that was helping us consistently grow Appliances Connection prior to the combination with Goedeker. It is important for all of our stockholders to know that the Company now has clear near-term priorities that include completing our rebranding, expeditiously expanding our fulfillment network, maintaining unmatched selection and using our digital assets to create content-driven communities that fuel lifetime customer loyalty. It is equally important to stress that we are also adding new technology and supply chain talent, appointing highly-qualified board members and exploring ways to optimize our capital structure over time.

With respect to the quarter, we are pleased to have delivered very healthy growth in our first full reporting period as a combined entity. Our increased scale positioned us to obtain inventory, meet increased customer demand and mitigate the full impact of global supply chain constraints. We feel well-positioned from an inventory perspective heading into next quarter, and we will continue to execute against our outlined priorities and aggressively pursue greater market share. We intend to follow in the footsteps of other successful ecommerce businesses that have maintained a disciplined focus on growth to ultimately obtain true category leadership.”

Guidance

The Company reaffirms its previous outlook and continues to expect full-year revenue on a proforma basis to be between $520 million and $550 million, full-year gross margin on a proforma basis to be between 22.5% to 24.5%, and full-year proforma adjusted EBITDA margins to be between 9.5% to 11%. As the Company’s new management team continues to evaluate the industry landscape and implement its ecommerce growth strategy, it is assessing what the most appropriate metrics will be for potential future guidance.

Investor Conference Call

The Company will host an investor conference call to discuss its financial results today at 8:00 a.m. ET. The phone number for the investor conference call is 877-317-6789 (domestic) or 412-317-6789 (international); please ask to join the Goedeker Q3 2021 Earnings Call.

About Goedeker

Goedeker is an industry leading ecommerce destination for appliances, furniture and home goods. Through its June 2021 acquisition of Appliances Connection, Goedeker created one of the largest pure-play online retailers of household appliances in the United States. With warehouse fulfillment centers in the Northeast and Midwest, as well as showrooms in Brooklyn, New York, St. Louis, Missouri and Largo, Florida, Goedeker offers one-stop shopping for national and global brands. We carry many household name-brands, including Bosch, Cafe, Frigidaire Pro, Whirlpool, LG, and Samsung, and also carry many major luxury appliance brands such as Miele, Thermador, La Cornue, Dacor, Ilve, Jenn-Air and Viking among others. We also sell furniture, fitness equipment, plumbing fixtures, televisions, outdoor appliances, and patio furniture, as well as commercial appliances for builder and business clients. Learn more at www.Goedekers.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on 1847 Goedeker Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” of the reports that we file with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and 1847 Goedeker Inc. undertakes no duty to update such information except as required under applicable law.

Non-GAAP Financial Measures

The Company believes the non-GAAP financial measures presented in this press release will help investors understand the financial condition and operating results of the combined company and assess the Company’s future prospects. The Company believes these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

The Company recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

The non-GAAP financial measure used in this press release is Adjusted EBITDA. The Company defines Adjusted EBITDA as net loss before income taxes, depreciation and amortization, financing costs, interest expense, sales tax accrual and one-time non-operational events. Adjusted EBITDA is not measures calculated in accordance with GAAP, and they should not be considered an alternative to any financial measures that were calculated under U.S. GAAP. Adjusted EBITDA is used to facilitate a comparison of the ordinary, ongoing and customary course of the operations of the combined company on a consistent basis from period to period and provide an additional understanding of factors and trends affecting the business of the combined company. Adjusted EBITDA may not be comparable to similarly titled non-GAAP measures used by other companies as other companies may have calculated the measures differently.

The reconciliation of Adjusted EBITDA to net income for the Company (on a pro forma basis) is provided below (in millions):

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
NET INCOME	$3.9	$32.1
ADJUSTMENTS
Income taxes	2.3	(4.0)
Depreciation and amortization	2.8	8.3
Financing costs	0.2	0.3
Interest expense	0.9	2.4

EBITDA	10.1	39.1
Acquisition expenses	0.1	0.9
Loss on extinguishment of debt	-	1.7
Loss on abandonment of Right of Use asset	-	1.4
Severance expense	0.8	0.8

ADJUSTED EBITDA	$11.0	$43.9

Contacts

Goedeker Investor Relations
IR@goedekers.com

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